UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2025

TRINITY CAPITAL INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-39958	35-2670395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 N. 1st Street Suite 302
Phoenix, Arizona	85004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (480) 374-5350

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TRIN	Nasdaq Global Select Market
7.875% Notes Due 2029	TRINZ	Nasdaq Global Select Market
7.875% Notes Due 2029	TRINI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended & Restated Employment Letters

On March 14, 2025, Trinity Capital Inc. (the “Company”) entered into amended and restated employment letters with each of Kyle Brown, the Company’s Chief Executive Officer, President, and Chief Investment Officer, Steven L. Brown, the Company’s Executive Chairman, and Gerald Harder, the Company’s Chief Operating Officer (collectively, the “Amended and Restated Employment Letters”). Each Amended and Restated Employment Letter supersedes and replaces the prior employment letter by and between the Company and each of Messrs. K. Brown, S. Brown and Harder. The Company also entered into an employment letter with Michael Testa, the Company’s Chief Financial Officer (the “New Employment Letter” and together with the Amended and Restated Employment Letters, the “Employment Letters”). Messrs. K. Brown, S. Brown, Harder and Testa are collectively referred to herein as the “Executives.”

The Employment Letters provide for employment “at will” and specify an initial base salary of (i) $750,000 for Mr. K. Brown, (ii) $500,000 for Mr. S. Brown, (iii) $650,000 for Mr. Harder and (iv) $500,000 for Mr. Testa, each of which is subject to annual review and adjustment by the Compensation Committee (the “Committee”) of the Board of Directors of the Company.

In addition to their annual base salaries, under the Employment Letters, each Executive will be eligible to receive a discretionary annual (i) cash bonus and (ii) grant of restricted stock or other equity awards under the Trinity Capital Inc. 2019 Long Term Incentive Plan, as amended (the “LTIP”), each as determined and approved by the Committee. Under the Employment Letters, the Executives are also eligible to participate in the Company’s employee benefits plans (including life, health and accident insurance and disability programs), subject to the terms and conditions of the applicable plans.

Under the Employment Letters, upon a termination by the Company of an Executive’s employment without “Cause” or upon a resignation by the Executive with “Good Reason” (each as defined in the Employment Letters), in addition to certain vested rights the Executive may have under any of the Company’s employee benefit plans and payment to the Executive for any accrued but unused vacation days, the Executive will receive, (i) an amount equal to the Executive’s monthly base salary, for a period of twenty-four (24) months for each of Messrs. K. Brown and S. Brown, to be increased to a lump sum payment of three (3) times their respective annual base salaries in the event that such termination occurs within the twenty-four (24) month period following certain “Covered Transactions” (as defined in the LTIP), and twelve (12) months of continued base salary for the other Executives, to be increased to a lump sum payment of two (2) times their respective annual base salaries in the event that such termination occurs within the twenty-four (24) month period following certain Covered Transactions, (ii) any earned but unpaid annual bonus with respect to the calendar year ending on or preceding the date of termination, (iii) a pro rata portion of the Executive’s annual bonus for the then-current calendar year, based on the Company’s actual performance and payable at the same time bonuses for such year are paid to other senior executives of the Company, provided that, in the event that any such termination occurs within the twenty-four (24) month period following a Covered Transaction, such amount will be equal to one (1) times the average of the Executive’s most recent three annual bonuses (or two (2) times such amount in the case of Messrs. K. Brown and S. Brown), to be paid in a lump sum within sixty (60) days following such termination of employment, (iv) accelerated vesting of outstanding awards under the LTIP for any portion of such awards that would have become vested within two (2) years of the Executive’s termination date, provided that such acceleration would include the entire unvested portion of such awards in the case of Mr. S. Brown and in the event that such termination occurs within the twenty-four (24) month period following a Covered Transaction for the other Executives and (v) if the Executive elects COBRA coverage under the Company’s group health plan, a payment equal to the Company’s monthly portion of premiums for a period of twenty-four (24) months for each of Messrs. K. Brown and S. Brown and twelve (12) months for the other Executives, to be increased to a lump sum payment of thirty-six (36) months and twenty-four (24) months, respectively, in the event that such termination occurs within the twenty-four (24) month period following a Covered Transaction. The payment of any such severance described above is conditioned on the Executive’s execution and non-revocation of a general release of claims in favor of the Company, and the Executive’s continued compliance with certain post-employment restrictive covenants.

Under the Employment Letters, in the event that an Executive’s employment is terminated due to death or disability, in addition to certain vested rights the Executive may have under any of the Company’s employee benefit plans and payment to the Executive (or the Executive’s estate) for any accrued but unused vacation days, the Executive (or the Executive’s estate) will be paid (i) any earned but unpaid bonus with respect to the calendar year ending on or preceding the date of termination and (ii) a pro rata portion of the Executive’s annual bonus for the then-current calendar year, based on the Company’s actual performance and payable at the same time bonuses for such year are paid to other senior executives of the Company and, in the case of Mr. S. Brown, accelerated vesting of all of his then-outstanding time-based equity awards under the LTIP.

The Employment Letters also include certain confidentiality, non-competition and non-solicitation provisions and certain other restrictive covenants.

The foregoing description of the Employment Letters does not purport to be complete and is qualified in its entirety by reference to each Employment Letter, copies of which are filed hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and are incorporated herein by reference.

Retention Bonus Agreement

On March 14, 2025, Mr. K. Brown entered into a retention bonus agreement with the Company (the “Retention Agreement”), pursuant to which Mr. K. Brown will be entitled to receive a retention bonus in an aggregate amount equal to $1.88 million (the “Retention Bonus”), payable 50% on March 14, 2026, with the remaining 50% becoming payable in the four (4) quarters immediately following March 14, 2026, in each case provided that Mr. K. Brown remains in the continuous employment of the Company through the applicable payment date. Notwithstanding the foregoing, if Mr. K. Brown’s employment is terminated by the Company without “cause”, due to his death or “disability” or in the event that he resigns for “good reason” (each as defined in Mr. K. Brown’s Employment Letter), Mr. K. Brown (or his estate) will be entitled to receive the then unpaid portion of the Retention Bonus within sixty (60) days following any such termination, subject to his execution and non-revocation of a general release of claims in favor of the Company.

The foregoing description of the Retention Agreement does not purport to be complete and is qualified in its entirety by reference to the Retention Agreement, which is filed hereto as Exhibit 10.5 and is incorporated herein by reference.

Option Grant Awards

On March 14, 2025 (the “Grant Date”), the Committee approved grants of non-statutory stock options to certain executive officers of the Company, including the Executives, each to purchase up to 300,000 shares of the Company’s common stock pursuant to the LTIP (the “Option Award”). Each Option Award is subject to certain time-based and market-based vesting conditions, which are set forth in the Company’s Non-Statutory Stock Option Award Agreement for Employees.

As set forth therein, within four years following the Grant Date, the volume weighted average trading price (“VWAP”) per share of the Company’s common stock on any established stock exchange or national market system for ninety (90) consecutive calendar days ending on the last trading day preceding the applicable day must be equal to or greater than $23.75. If the VWAP condition is satisfied, and the applicable recipient of the Option Award remains in the continuous employment of the Company through the applicable vesting date (subject to certain limited exceptions), the stock option will vest as follows: 25% on March 14, 2026 with the remaining 75% vesting pro rata over the twelve (12) full calendar quarters immediately following March 14, 2026.

The foregoing description does not purport to the complete and is qualified in its entirety by reference to the Form of Non-Statutory Stock Option Award for Employees, a copy of which is filed hereto as Exhibit 10.6 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Amended and Restated Employment Offer Letter, dated March 14, 2025, by and between the Company and Kyle Brown
10.2	Amended and Restated Employment Offer Letter, dated March 14, 2025, by and between the Company and Steven L. Brown
10.3	Amended and Restated Employment Offer Letter, dated March 14, 2025, by and between the Company and Gerald Harder
10.4	Employment Offer Letter, dated March 14, 2025, by and between the Company and Michael Testa
10.5	Retention Agreement, dated March 14, 2025, by and between the Company and Kyle Brown
10.6	Form of Non-Statutory Stock Option Award Agreement (Trinity Capital Inc. 2019 Long Term Incentive Plan)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Capital Inc.

Date: March 20, 2025	By:	/s/ Kyle Brown
Kyle Brown Chief Executive Officer, President and Chief Investment Officer

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